                                   Consent of
                           Stonefield Josephson, Inc.
                    Independent Certified Public Accountants

Southern States Power Company, Inc.
Ontario, California

Commission file number 0-29356

We hereby consent to the use in the Prospectus constituting a part of the Post
Effective Amendment Number One to Registration Statement on Form S-8 under the
Securities Act of 1933, of our report dated July 26, 2000, relating to the financial statements of Southern States Power Company, Inc. for the years ended
April 30, 2000 and 1999.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
May 04, 2001